SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 11, 2008 (January 11, 2008)

HARRAH’S ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8747	62-1411755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Caesars Palace Drive, Las Vegas, Nevada 89109

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (702) 407-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On December 19, 2006, Harrah’s Entertainment, Inc. (“Harrah’s Entertainment”) announced that it had entered into a definitive merger agreement with Hamlet Holdings LLC, a Delaware limited liability company (“Hamlet Holdings”), and Hamlet Merger Inc., a Delaware corporation and a wholly owned subsidiary of Hamlet Holdings (“Merger Sub”), pursuant to which Merger Sub will merge with and into Harrah’s Entertainment, and Harrah’s Entertainment will become a subsidiary of Hamlet Holdings (the “Acquisition”). Hamlet Holdings and Merger Sub were formed and are controlled by Apollo Global Management, LLC and TPG Capital, LP. The Acquisition is currently expected to close on January 28, 2008, subject to customary closing conditions. In connection with the proposed Acquisition and related financing, on January 11, 2008, Harrah’s Entertainment disclosed non-public material information about Harrah’s Entertainment and Harrah’s Operating Company, Inc. to certain parties. Harrah’s Entertainment is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. The statements contained in Exhibit 99.1 shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. In addition, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of Harrah’s Entertainment’s filings, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	— Disclosures regarding Harrah’s Entertainment, Inc. and Harrah’s Operating Company, Inc. in connection with the financing of the Acquisition, dated as of January 11, 2008.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2008

HARRAH’S ENTERTAINMENT, INC.

/s/ Michael Cohen
Name:	Michael Cohen
Title:	Vice President, Associate General Counsel and Corporate Secretary

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Item 7.01. Regulation FD Disclosure

Item 9.01 Financial Statements and Exhibits

Signatures